Exhibit 10.21

Contractual Agreement

between

(a)	The Radio Group GmbH, registered in the commercial register at the local court of Kaiserslautern under HRB 30267; and

(b)	Antenne Kaiserslautern GmbH, registered in the commercial register at the local court of Kaiserslautern under HRB 30355; and

(c)	Lokalradios RLP GmbH, registered in the commercial register at the local court of Landau under HRB 33150; and

(d)	Antenne Frankfurt GmbH, registered in the commercial register at the local court of Frankfurt/Main under HRB 96571; and

(e)	Funkhaus Saar GmbH, registered in the commercial register at the local court of Saarbrücken under HRB 16938

- (a-e) hereinafter the “Sellers” –

and

(f)	Rezolve Limited, registered in England Nr. 09773823 whose registered office is at 3rd Floor 80 New Bond Street, Mayfair, London, United Kingdom, W1S 1SB

- (f) hereinafter the “Buyer” –

stipulate with signing the contract:

The „Sellers“ and the „Buyer“ agree that all revenues and income of the „Any Lifestyle Marketing GmbH“ beginning with the 01. August 2021 will be in beneficial ownership of the „Buyer“.

London,

/s/ Stephan Schwenk	/s/ Stephan Schwenk
The Radio Group GmbH	Antenne Kaiserslautern GmbH
Stephan Schwenk	Stephan Schwenk

/s/ Stephan Schwenk	/s/ Stephan Schwenk
Lokalradios RLP GmbH	Antenne Frankfurt GmbH
Stephan Schwenk	Stephan Schwenk

/s/ Stephan Schwenk	/s/ Peter Vesco
Funkhaus Saar GmbH	Rezolve Limited
Stephan Schwenk	Peter Vesco

Frankfurt am Main, 30. August 2021